EXHIBIT 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




       Dated:  June 8, 2001





                                         ARTISAN INVESTMENT CORPORATION
                                           for itself and as general partner of
                                           ARTISAN PARTNERS LIMITED PARTNERSHIP



                                        By: /s/ Andrew A. Ziegler
                                            -----------------------------------
                                                   Andrew A. Ziegler
                                                   President


                                         ANDREW A. ZIEGLER

                                         /s/ Andrew A. Ziegler
                                         ---------------------------------------


                                         CARLENE MURPHY ZIEGLER

                                         /s/ Carlene Murphy Ziegler
                                         ---------------------------------------

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